EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on the Schedule 13G/A dated May 21, 2025 (the “Schedule 13G/A”), with respect to the Class A Common Shares of Wallbox N.V. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this joint filing agreement (this “Agreement”) shall be included as an Exhibit to the Schedule 13G/A. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G/A, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 21, 2025.

Dated: May 21, 2025

Iberdrola, S.A.

By:	/s/ Juan Jose Zuniga Benavides
	Name:	Juan Jose Zuniga Benavides
	Title:	Head of Equity Markets

Dated: May 21, 2025

Iberdrola Participaciones, S.A.U.

By:	/s/ Felix Sobrino Martínez
	Name:	Felix Sobrino Martínez
	Title:	Joint Director

By:	/s/ Javier Salazar Blanco
	Name:	Javier Salazar Blanco
	Title:	Joint Director

Dated: May 21, 2025

Inversiones Financieras Perseo, S.L.U.

By:	/s/ Agustín Delgado Martín
	Name:	Agustín Delgado Martín
	Title:	Joint Director

By:	/s/ Javier Salazar Blanco
	Name:	Javier Salazar Blanco
	Title:	Joint Director